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                                                                  EXHIBIT 10.86

INGERSOLL-RAND                                     DISTRIBUTOR SELLING AGREEMENT

         AGREEMENT, is made this 1st day of July, 1998, by and between INGERSOLL-RAND COMPANY, a New Jersey corporation, through its Construction & Mining Group, having offices at 1495 Valley Center Parkway, Bethlehem, PA 18017-2293 (hereinafter called "Ingersoll-Rand"), and Crescent Machinery Company, a Corporation, organized under the laws of the State of Texas, having offices at 2323 Irving Boulevard, Dallas, Texas 75207 (hereinafter called "Distributor").

         WHEREAS, the Construction & Mining group of I-R is engaged in the manufacture, distribution and sale of various items of equipment, and

         WHEREAS, Ingersoll-Rand wishes to enter into a non-exclusive agreement for the promotion, sale and servicing of Equipment, as defined herein, within the Area of Primary Sales Responsibility, as defined herein, and

         WHEREAS, Distributor wishes to act as a non-exclusive distributor for Ingersoll-Rand for the promotion, sale and servicing of Equipment within the Area of Primary Sales Responsibility, in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, the parties agree as follows:

1. SCOPE

         A. The term "Equipment" as used in this Agreement refers to new equipment or parts and/or accessories manufactured or sold by Ingersoll-Rand as specifically identified within the Discount Schedule comprising Attachment 1 of this Agreement. Ingersoll-Rand may, with or without advance notice and without liability to the Distributor, (1) withdraw or supersede any one or more of the items of Equipment, and/or (2) change prices, discounts, and terms and conditions applicable to the purchase of Equipment. Equipment not listed in Attachment 1 is not available for purchase by the Distributor under this Agreement.

         B. Ingersoll-Rand hereby extends to the Distributor the non-exclusive rights to stock, sell and service Equipment within the following "Area of Primary Sales Responsibility":

         State of Texas - Counties of Anderson, Bastrop, Bell, Blanco, Bosque, Brazos, Brown, Burleson, Burnet, Caldwell, Collin, Comanche, Cooke, Coryell, Dallas, Denton, Eastland, Ellis, Erath, Fannin, Fayette, Freestone, Gillespie, Grayson, Hamilton, Hays, Henderson, Hill, Hood, Hunt, Jack, Johnson, Kaufman, Lampasas, Lee, Llano, Milam, Mills, Navarro, Palo Pinto, Parker, Rains, Robertson, Rockwall, Somervell, Stephens, Tarrant, Throckmorton, Travis, Van Zandt, Washington, Williamson, Wise, and Young.

2. INGERSOLL-RAND BASIC RESPONSIBILITIES

A. Ingersoll-Rand shall advertise Equipment in various advertising media.

B. Ingersoll-Rand shall provide sales assistance, engineering and application advice, reasonable quantities of advertising materials, campaigns and instruction in sales and service.

C. Ingersoll-Rand shall provide Equipment in quantities necessary to meet Distributor's reasonable requirements.




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3. DISTRIBUTOR BASIC RESPONSIBILITIES

         A. Distributor shall conduct its business and shall maintain business hours customary in the trade from its offices and facilities located at 2323 Irving Boulevard, Dallas, Texas 75207 and 127 East Riverside Drive, Austin, Texas 78704. Any change in such location shall not be undertaken without the prior written consent of Ingersoll-Rand.

         B. Distributor shall use its best efforts to develop business, to promote the sale of and to sell Equipment covered by this Agreement within its Area of Primary Sales Responsibility and shall furnish prompt, efficient, and courteous service.

         C. Distributor shall pay promptly for Equipment in accordance with the Terms of Payment as set forth within Attachment 2 of this Agreement.

         D. Distributor shall maintain a record, which Ingersoll-Rand may examine at any time, relating to Equipment sold, showing the serial number (if applicable) of the unit sold, the date of delivery thereof, and the name and address of the buyer, and shall otherwise provide a summary of marketing/sales data to Ingersoll-Rand in a form furnished by or acceptable to Ingersoll-Rand.

         E. Distributor shall maintain stocking levels in sufficient quantities to satisfy customer requirements and shall otherwise provide inventory reports to Ingersoll-Rand in a form furnished by or acceptable to Ingersoll-Rand.

         F. Distributor shall not sell, offer for sale, or use in the repair of Equipment, as new Ingersoll-Rand parts, any part or parts which are not in fact genuine Ingersoll-Rand parts.

         G. Distributor shall receive, investigate and handle all complaints received from users of Equipment. All complaints received by Distributor which cannot be readily remedied shall be promptly reported in detail to Ingersoll-Rand.

         H. Distributor shall provide financial reports in a form and substance acceptable to Ingersoll-Rand within a reasonable period of time after requested by Ingersoll-Rand.

4. SALES OBJECTIVE AND SERVICE OBLIGATIONS

         As of the date of entering into this Agreement and at least on an annual basis, the parties shall mutually agree and specifically identify in writing sales objectives to be met by the Distributor over a prescribed period of time. Failure of Distributor to satisfy these sales objectives shall be grounds for termination of this Agreement, or at the discretion of Ingersoll-Rand to reduce the Area of Primary Sales Responsibility.

5. USE OF TRADEMARKS AND SIGNS

         The Distributor shall not use, directly or indirectly, in whole or in part, Ingersoll-Rand's name, or "I-R," or any other trademark or name that is now or may hereafter be owned by Ingersoll-Rand, as part of the Distributor's corporate or business name, or in any way in connection with the Distributor's business, except in the manner and to the extent that Ingersoll-Rand may specifically consent in writing. If any such trademarks or names are used in any way by the Distributor with the express written approval of Ingersoll-Rand, the Distributor on the termination of this Agreement shall delete and discontinue all such use and shall not thereafter use any name, title, or expression in connection with any business in which the Distributor may thereafter be engaged which, in the judgment of Ingersoll-Rand, so nearly resembles any trademark or name or part thereof owned by Ingersoll-Rand, as may be likely to lead to confusion or uncertainty on the part of users of the manufactures of Ingersoll-Rand.

6. WARRANTY AND LIMITATION OF LIABILITY--CONDITIONS OF SALE

         A. Attached to this Agreement is a form entitled Warranty and Limitation of Liability, identified as Attachment 3. In accordance with such form Ingersoll-Rand extends a warranty (with certain limitations and exclusions) to the initial user, through the Distributor. Ingersoll-Rand will satisfy its warranty obligations, provided that the provisions of Attachment 3 are part of Distributor's conditions of sale to the initial user of Equipment. Should the Distributor fail to incorporate the provisions of Attachment 3 as a basis of sale to the initial user, the Distributor assumes all responsibility and liability associated with the sale of such Equipment.

         B. Ingersoll-Rand reserves the right to modify the Warranty and Limitation of Liability, comprising Attachment 3, upon written notice to Distributor.



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7. PAYMENT OF TAXES

         Unless otherwise stated, Ingersoll-Rand's prices do not include sales, use, excise or similar taxes. Consequently, in addition to the prices in effect at the time of sale, the amount of any present or future sales, use, privilege, excise or similar tax, local, state or federal, applicable to sale of the Equipment hereunder shall be paid by the Distributor. In lieu thereof, the Distributor shall provide Ingersoll-Rand with a tax-exemption certificate acceptable to the taxing authorities.

8. TERMS AND SHIPMENTS

         All shipments shall be made F.O.B. Ingersoll-Rand factories, or F.O.B. other shipping points if specified by Ingersoll-Rand, at which point title and risk of loss of Equipment shall pass to Distributor. Distributor shall be responsible for the preparation or submission of claims against carriers for damage to or loss of Equipment in transit. Ingersoll-Rand reserves the right to accept or reject any order received under this Agreement.

9. DELIVERY

         Ingersoll-Rand shall not be liable for loss, damage, detention or delay due to acts of God, war, riots, strikes, work stoppages, fires, accidents, acts of civil or military authority including governmental laws, orders, priorities, or regulations, delay in transportation, car shortages, delay by suppliers of materials, acts of Distributor, or other causes beyond the reasonable control of Ingersoll-Rand. If shipment or any other act or condition affecting payment for the Equipment or any part thereof shall be delayed on account of the Distributor, payment shall become due when Distributor is notified that the Equipment is ready for shipment, and Equipment shall be held at Distributor's risk and expense. Shipments are contingent upon Distributor's maintaining a financial condition satisfactory to Ingersoll-Rand.

10. UNIFORM COMMERCIAL CODE FINANCING STATEMENTS

         At the request of Ingersoll-Rand, Distributor shall join Ingersoll-Rand in executing security agreements and financing statements pursuant to the Uniform Commercial Code and Distributor authorizes Ingersoll-Rand to file a financing statement signed only by Ingersoll-Rand in all places where necessary to perfect Ingersoll-Rand's security interest in all jurisdictions where such authorization is permitted by law. In such jurisdiction where the applicable processes of the Uniform Commercial Code have not become effective and enforceable, Distributor shall at the request of Ingersoll-Rand execute such documents and forms and authorize Ingersoll-Rand to file and record such documents and forms in such places as may be necessary in Ingersoll-Rand's sole judgment to perfect a security interest and/or lien in favor of Ingersoll-Rand.

11.  RELATIONSHIP BETWEEN PARTIES

         The relationship between the Distributor and Ingersoll-Rand under this Agreement is intended to be that of buyer and seller. The Distributor is an independent contractor and neither it nor its employees, shall under any circumstances, be considered to be agents or employees of Ingersoll-Rand. Except as Ingersoll-Rand may specifically authorize in writing signed by one of its officers, the Distributor shall have no right and shall not attempt to enter into contracts or commitments in the name of or on behalf of Ingersoll-Rand or to bind Ingersoll-Rand in any respect whatsoever.

12.  REMEDIES

         A. The remedies of the parties are as set forth under this Agreement.

         B. With respect to the Distributor's sale of Equipment to users, or with respect to the Distributor's own use of such Equipment, the liability of Ingersoll-Rand to the user or Distributor shall not exceed the purchase price of the Equipment upon which such liability arises, whether the claim is based on contract, warranty, negligence, indemnity, strict liability or otherwise.

         C. Except for claims by third parties, in no event shall either party to this Agreement be liable to the other for any consequential, incidental, indirect, special or punitive loss or damage arising out of this Agreement, whether or not such loss or damage is based on contract, warranty, negligence, indemnity, strict liability or otherwise.

         D. The provisions of this Article shall survive the termination of this Agreement.



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13.  DURATION AND TERMINATION OF AGREEMENT

         A. This Agreement, unless terminated as hereinafter provided, shall continue in full force and effect until terminated by either party, without cause, on sixty (60) days written notice to such effect given to the other party.

         B. This Agreement may be terminated by Ingersoll-Rand on thirty (30) days written notice to Distributor, should the Distributor fail to satisfy the sales objectives as prescribed by this Agreement.

         C. This Agreement may be terminated by either party on one (1) day written notice to the other party, upon the occurrence of any other breach of this Agreement, including, without limitation; the insolvency or bankruptcy of the other party, the breach of any collateral agreements entered into in connection with this Agreement, or if the financial condition or either party becomes so impaired in the opinion of the other party as to endanger its ability to perform its obligations in accordance with this Agreement.

         D. This Agreement may be terminated by Ingersoll-Rand on one (1) day written notice to Distributors, if the Distributor assigns this Agreement, or any rights hereunder, without Ingersoll-Rand's prior written consent; if there is a change in the control or management of the Distributor which is unacceptable to Ingersoll-Rand; or if the Distributor ceases to function as a going concern or to conduct its operations in the normal course of business.

         E. In the event of termination of this Agreement, the return of Equipment, if any, shall be in accordance with Ingersoll-Rand, Construction Equipment Group returns policy in effect on the date of such termination.

         F. Upon termination, the Distributor will immediately return to Ingersoll-Rand all price books, manuals, catalogs, literature, forms and any other sales and administrative aids supplied by Ingersoll-Rand. In addition, all record cards and sales data provided by Ingersoll-Rand shall be returned.

14. MISCELLANEOUS PROVISIONS

         A. Any notice to be given pursuant to this Agreement shall be addressed to the respective parties at the address set forth in the preamble of this Agreement.

         B. This Agreement including its attachments contains the entire and only agreement between the parties respecting the sale to and the purchase by the Distributor of the Equipment referred to herein, and any representation, promise or condition not incorporated herein shall not be binding on either party.

         C. Ingersoll-Rand and Distributor shall mutually treat as confidential and safeguard all information,.reports and record pertaining to this Agreement.

         D. Distributor shall not transfer or assign the Agreement, or any part thereof, or any rights thereunder without the written consent of Ingersoll-Rand.

         E Either parties failure to enforce, or waiver of, any rights or terms of this Agreement, shall not be considered a waiver of its future rights to strictly enforce the terms of this Agreement.

         F. This Agreement is deemed executed and delivered in the State of New Jersey and all questions arising out of or under this Agreement shall be governed by the laws of the State of New Jersey.

IN WITNESS WHERE OF the parties have executed this Agreement effective as of the date set forth above.

Attachments:

1--Discount Schedule
2--Terms of Payment
3-Warranty and Limitation of Liability





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                             INGERSOLL-RAND COMPANY

                             INGERSOLL-RAND COMPANY
                           CONSTRUCTION & MINING GROUP

                              DISTRIBUTOR AGREEMENT

                              PORTABLE COMPRESSORS
                           DOMESTIC DISCOUNT SCHEDULE

                              STOCKING DISTRIBUTOR

                                                             Date: _____________

                                                                    Discount from
Complete Compressors                                            Published List Prices
100 CFM through 1600 .........................................................25%
Spare Parts ...........................................................See Note A

Prices for Complete Compressors are F.O.B. Factory
Discounts apply only for U.S.A. destinations, including Alaska and Hawaii.

Note "A":

NORMAL STOCK - Normal Stock orders for parts -30% Discount.

Freight:

Transportation is allowed cheapest way (TACW). I-R determines mode of transportation. Distributor may specify mode but freight charges will be collect or billed to distributor if carrier refuses collect shipment.

Alaska and Hawaii: TACW to port of exit Continental United States.

EMERGENCY -

Emergency orders for parts - 20% Discount.

Freight: Freight collect or billable to Distributor if carrier refuses collect shipment. Distributor may specify mode of transportation.




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                             INGERSOLL-RAND COMPANY
                           CONSTRUCTION & MINING GROUP

                              DISTRIBUTOR AGREEMENT

                              PORTABLE LIGHT TOWERS
                           DOMESTIC DISCOUNT SCHEDULE


                              STOCKING DISTRIBUTOR




                                                             Date: _____________

Complete Light Towers                                         Discount from
                                                           Published List Prices
L6 and LS Series ............................................1-5 (units) - 30%
 .............................................................6 or more - 30+5%

Prices for Complete Light Towers are F.O.B Factory.

Discounts apply only for U.S.A. destinations, including Alaska and Hawaii.



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                             INGERSOLL-RAND COMPANY
                           CONSTRUCTION & MINING GROUP

                              DISTRIBUTOR AGREEMENT

                              PORTABLE LIGHT TOWERS
                           DOMESTIC DISCOUNT SCHEDULE


                              STOCKING DISTRIBUTOR


                                                             Date: _____________

                                                               Discount from
Complete GENSETS                                           Published List Prices

Complete GENSETS                                           Published List Prices
 30 and 50 kw ...............................................................40%
 SpareParts ..........................................................See Note A


Prices for Complete Compressors are F.O.B. Factory
Discounts apply only for U.S.A. destinations, including Alaska and Hawaii.

Note "A":

NORMAL STOCK - Normal Stock orders for parts - 30% Discount.

Freight: Transportation is allowed cheapest way (TACW). I-R determines mode of transportation. Distributor may specify mode but freight charges will be collect or billed to distributor if carrier refuses collect shipment.

Alaska and Hawaii: TACW to port of exit Continental United States.

EMERGENCY -
Emergency orders for parts - 20% Discount.
Freight: Freight collect or billable to Distributor if carrier refuses collect shipment. Distributor may specify mode of transportation.




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                             INGERSOLL-RAND COMPANY
                           CONSTRUCTION & MINING GROUP

                          DISTRIBUTOR SELLING AGREEMENT

                            TERMS OF PAYMENT SCHEDULE

Terms of Payment described herein supersede all prior Terms of Payment
Schedules.

All terms not defined herein shall have the meaning set forth in the Ingersoll-Rand Company Construction & Mining Group Distributor Selling Agreement Form LD-131, November 1990.

Distributor shall pay I-R on the following terms:

A. Equipment, Parts and Pre-Paid Freight.

On Equipment, parts and pre-paid freight payment in full shall be made within 30 days from the date of invoice of the respective purchase. Any sums not paid within such time shall accrue a service charge of 1 % per month for each month or any part thereof upon such unpaid amount.

B. Special Terms.

At the time of entry of an order with I-R, and acceptance of that order by I-R for Equipment, the Distributor may elect the following Special Terms of Payment for Equipment for Stock or for inclusion in the Distributor's Rental Fleet.

I-R shall deliver to the Distributor a Schedule of Payment which shall reflect the Distributor's payment obligations to I-R pursuant to the terms hereinafter set forth.

NOTE: DISTRIBUTOR WILL DEEM TO HAVE ACCEPTED SUCH PAYMENT SCHEDULE UNLESS WRITTEN NOTICE IS RECEIVED WITHIN 30 DAYS OF THE DATE OF SAID SCHEDULE.

Amortization shall be reflected based on the following percentages:

Group -2.778% of net purchase price of equipment (freight excluded) per month for 36 months.
Group -2.381% of net purchase price of equipment (freight excluded) per month for 42 months.
Group -2.083% of net purchase price of equipment (freight excluded) per month for 48 months.

On equipment invoiced under the standard floor plan program, payment of each principal curtailment and interest, as hereinafter provided, shall commence on the earlier of the happening of the following events:

1) Thirty (30) days after the equipment has been placed in service or in the Distributor's Rental Fleet.
2) Thirty (30) days after the termination of the floor plan, and on the same day of each month thereafter until the entire balance is paid.

When a rental split floor plan is offered, distributor will remit a pre-specified percentage of all distributors rental revenue invoiced or collected during the floor plan period. Payment of each principal curtailment and interest, as hereinafter provided shall commence thirty (30) days after the termination of the floor plan, and on the same day of each month thereafter until the entire balance is paid.


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IN THE EVENT THAT ANY TIME THE EQUIPMENT IS SOLD, OR DISPOSED OF, DISTRIBUTOR
SHALL PAY IMMEDIATELY THE OUTSTANDING UNPAID AMOUNT OF THE PURCHASE PRICE OF THE EQUIPMENT TOGETHER WITH ALL THE INTEREST ACCRUED.

Interest on the principal balance shall be calculated monthly at a rate equal to the prime rate (in effect at Chase Manhattan Bank in New York as of the 25th day of the preceding month) plus or minus a predetermined number of basis points for each month there remains outstanding a portion of the principal amount.






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INGERSOLL-RAND                                   CONSTRUCTION & MINING EQUIPMENT
CONSTRUCTION & MINING                                       SOLD BY DISTRIBUTORS

                                    Warranty

Ingersoll-Rand, though its distributor, warrants that each item of equipment manufactured by it and delivered hereunder to the initial user to be free of defects in material and workmanship for a periods of three (3) months from initial operation or six (6) months from the sate of shipment to the initial user, whichever first occurs.

With respect to the following types of equipment, the warranty period enumerated will apply in lieu of the foregoing warranty period.

A. Aftercoolers, Drill Moutnings and Klemm Rotary Heads - the earlier of six (6) months from initial operation or nine (9) month from date of shipment to the initial user.

B. Portable Compressors, Portable Generator Sets (GENSETS), Portable Light Towers, and Abrasive Blasting Equipment - the earlier of twelve (12) months from shipment to, or the accumulation of 2,000 hours of service by the initial user.

C. All Compressor Air Ends, GENSET Generators and Paving Brakers - The earlier of twenty-four (24) months from shipment to, or the accumulation of 4,000 hours of service by, the initial user. For Air Ends, the warranty against defects will include replacement of the complete Air End, provided the original Air End is returned assembles and unopened.

D. Pavers, Forklifts, Milling Machines, Pedestrian Compactors (including baseplates, upright and walk behinds) and Rotary Drills - the earlier of six (6) months from shipment to, or the accumulation of 1,000 hours of service by, the initial user.

E. Jackhammers and Self-Propelled Compactors --The earlier of twelve (12) months from shipment to or accumulation of 1,000 hours of service by the initial user.

F. Downhole Drills - In lieu of the repair or replacement of defective parts, Ingersoll-Rand may elect to issue fill or partial credit toward the purchase of a new part. The extent of credit issued will be determined by pro rating against the normal service life of the part in question.

G. Spare Parts (excluding Downhole Drills) - Three (3) months from the date of shipment.

Ingersoll-Rand will provide a new part or repaired part, at its election, in place of any part which is found upon its inspection to be defective in material and workmanship during the period prescribed above. Such part will be repaired or replaced without charge to the initial user during normal working hours at the place of business of an Ingersoll-Rand distributor authorized to sell the type of equipment involved or other establishment authorized by Ingersoll-Rand. User must present proof of purchase and date at the time of exercising warranty.

This warranty does not apply to failures occurring as a result of abuse, misuse, negligent repairs, corrosion, erosion and normal wear and tear, alterations or modification made to the product without express written consent of Ingersoll-Rand; or the failure to follow the recommended operating practices in the product's operating and maintenance publications.

Accessories or equipment furnished by Ingersoll-Rand, but manufactured by others, including, but not limited to, engines, tires, batteries, engine electrical equipment, hydraulic transmissions, carriers, shall carry whatever warranty the manufactures have conveyed to Ingersoll-Rand and which can be passes into the initial user.

THIS WARRANTS IS IN LIEU OF ALL OTHER WARRANTIES (EXCEPT OF TITLE), EXPRESSED OR IMPLIED, AND THERE ARE NO WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

                             Limitation of Liability

THE REMEDIES OF THE USER SET FORTH UNDER THE PROVISIONS OF WARRANTY OUTLINED ABOVE ARE EXCLUSIVE AND THE TOTAL LIABILITY OF INGERSOLL-RAND OR ITS DISTRIBUTORS WITH RESPECT TO THIS SALE OR THE EQUIPMENT AND SERVICE FURNISHED HEREUNDER, IN CONNECTION WITH THE PERFORMANCE OR BREACH THEREOF, OR FROM THIS SALE DELIVERY, INSTALLATION, REPAIR OR TECHNICAL DIRECTION COVERED



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BY OR FURNISHED UNDER THIS SALE WHETHER BASED ON CONTRACT, WARRANT, NEGLIGENCE,
INDEMNITY, STRICT LIABILITY OR OTHERWISE SHALL NOT EXCEED THE PURCHASE PRICE OF THE UNIT IF EQUIPMENT UPON WHICH SUCH LIABILITY IS BASED.

INGERSOLL-RAND, ITS SUPPLIER(S) AND ITS DISTRIBUTORS IN NO EVENT SHALL BE LIABLE TO THE USER, ANY SUCCESSORS IN INTEREST OR ANY BENEFICIARY OR ASSIGNEE RELATING TO THIS SALE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS SALE OR ANY BREACH THEREOF, OR ANY DEFECTS IN, OR FAILURE OF, OR MALFUNCTION OF THE EQUIPMENT UNDER THIS SALE WHETHER BASED UPON LOSS OF USE, LOST PROFITS OR REVENUE, INTEREST, LOST GOODWILL, WORK STOPPAGE, IMPAIRMENT OF OTHER GOODS, LOSS BY REASON OF SHUTDOWN OR NON-OPERATION, INCREASED EXPENSES OF OPERATION OF THE EQUIPMENT. COST OF PURCHASED OF REPLACEMENT POWER OR CLAIMS OF USERS OR CUSTOMERS OF THE USER FOR SERVICE INTERRUPTION WHETHER OR NOT SUCH LOSS OR DAMAGE IS BASED ON CONTRACT, WARRANTY, NEGLIGENCE, INDEMNITY, STRICT LIABILITY OR OTHERWISE.


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